BY-LAWS


                                       OF


                       Baltimore Gas and Electric Company




                           Amended as of July 17, 1998






                                    07/17/98
                                    07/17/98


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                                   By-Laws of
                       Baltimore Gas and Electric Company

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


Section 1. - Annual Meeting.

         The annual meeting of the stockholders for the election of Directors and for the transaction of general business shall be held on any date during the period of April 14 through May 13, as determined year to year by the Board of Directors. The time and location of the meeting shall be determined by the Board of Directors.

         The Chief Executive Officer of the Company shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Company, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at the annual meeting.

Section 2. - Special Meeting.

         Special meetings of the stockholders may be held in the City of Baltimore or in any county in which the Company provides service or owns property upon call by the Chairman of the Board, the President, or a majority of the Board of Directors whenever they deem expedient, or upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such a meeting. Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on the threat and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the company of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of the shares entitled to cast less than a majority of all votes entitled to be cast to such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months. The business at all special meetings shall be confined to that specially named in the notice thereof.

Section 3. - Notice of Meetings.

         Written or printed notice of every meeting of the stockholders, whether annual or special, stating the place, day, and hour of such meeting and (in case of special meetings) the business proposed to be transacted shall be given by the Secretary to each stockholder entitled to vote at such meeting not less than ten days but no more than ninety days before the date fixed for such meeting, by depositing such notice in the United States mail addressed to him at his post office address as it appears on the records of the Company, with postage thereon prepaid.
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Section 4. - Organization of Meeting.

         All meetings of the stockholders shall be called to order by the Chairman of the Board, or in his absence by the President, or in his absence by a Vice President; or in the case of the absence of such officers, then by any stockholder, whereupon the meeting shall organize by electing a chairman. The Secretary of the Company, if present, shall act as Secretary of the meeting, unless some other person shall be elected by the meeting to act. An accurate record of the meeting shall be kept by the secretary thereof, and placed in the record books of the Company.

Section 5. - Quorum.

         At any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of business. If a quorum be not present at any meeting, holders of a majority of the shares of stock so present or represented may adjourn the meeting either sine die or to a date certain.

Section 6. - Voting.

         At all meetings of the stockholders each stockholder shall be entitled to one vote for each share of common stock standing in his name and, when the preferred or preference stock is entitled to vote, such number of votes as shall be provided in the Charter of the Company for each share of preferred and preference stock standing in his name, and the votes shall be cast by stockholders in person or by lawful proxy.

Section 7. - Judge of Election and Tellers.

         The Directors shall, at a regular or special meeting, appoint a Judge of Election and two Tellers to serve at each meeting of stockholders. If the Directors fail to make such appointments, or if the Judge of Election and/or Tellers, or any of them, fail to appear at the meeting, the Chairman of the meeting shall appoint a Judge of Election and/or a Teller or Tellers to serve at that meeting. It shall be the duty of the Tellers to receive the ballots of all the holders of stock entitled to vote and present at a meeting either in person or by proxy, and to count and tally said ballots by the official record of stockholders of the Company, or by a summary prepared therefrom and certified by the Stock Transfer Agent or the Secretary of the Company showing the number of shares of common and, if entitled to vote, preferred and preference stock owned of record by each stockholder, who may be designated therein by name, code number, or otherwise, and certify them to the Judge of Election, and the said Judge shall communicate in writing the result of the balloting so certified by the Tellers to the Chairman who shall at once announce the same to the meeting. This certificate, signed by the Tellers and countersigned by the Judge, shall be duly recorded as part of the minutes of the meeting and filed among the records of the Company.
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Section 8. -   Record Date for Stockholders
               and Closing of Transfer Books.

         The Board of Directors may fix, in advance, a date as the record for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or entitled to receive payment of any dividend, or entitled to the allotment of any rights, or for any other proper purpose. Such date in any case shall not be more than ninety days (and in the case of a meeting of stockholders not less than ten days) prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or rights, as the case may be. In lieu of fixing a record date the Board of Directors may close the stock transfer books of the Company for a period not exceeding twenty nor less than ten days preceding the date of any meeting of stockholders or not exceeding twenty days preceding any other of the above mentioned events.

                                   ARTICLE II

                        BOARD OF DIRECTORS AND COMMITTEES

Section 1. - Powers of Directors

         The business and affairs of the Company shall be managed by a Board of Directors which shall have and may exercise all the powers of the Company, except such as are expressly conferred upon or reserved by the stockholders by law, by Charter, or by these by-laws. Except as otherwise provided herein, the Board of Directors shall appoint the officers for the conduct of the business of the Company, determine their duties and responsibilities and fix their compensation. The Board of Directors may remove any officer.

Section 2. - Number and Election of Directors.

         The number of Directors shall be fourteen (14), all of whom shall own at least 300 shares of the Company's common stock. The Directors shall be elected at each Annual Meeting of the Stockholders except as otherwise provided in these by-laws. They shall hold their offices for one year and until their successors are elected and qualified.

Section 3. - Removals and Vacancies.

         The stockholders, at any meeting duly called and at which a quorum is present, may remove any Director or Directors from Office by the affirmative vote of the holders of a majority of the outstanding shares entitled to the vote thereon, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

         Any vacancy occurring in the Board of Directors from any cause other than by reason of a removal or an increase in the number of Directors, may be filled by a majority of the remaining Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of Directors. A Director elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

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Section 4. - Meetings of the Board.

         A regular meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders or any special meeting of the stockholders at which the Board of Directors is elected, and thereafter regular meetings of the Board of Directors shall be held on such dates during the year as may be designated from time to time by the Board. All meetings of the Board of Directors shall be held at the general offices of the Company in the City of Baltimore or elsewhere, as ordered by the Board. Of all such meetings (except the regular meeting held immediately after the election of Directors) the Secretary shall give notice to each Director personally or by telephone, by telegram directed to, or by written notice deposited in the mails addressed to, his residence or business address at lease 48 hours before such meeting.

         Special meetings may be held at any time or place upon the call of the Chairman of the Board, or, the Chief Executive Officer, or in their absence, on order of the Executive Committee by notices as above, unless the meetings be called during the months of July and August, in which case five days' notice shall be given. In the event three-fourths of the Directors in office waive notice of any meeting in writing at or before the meeting, the meeting may be held without the aforesaid advance notices.

         The Chairman shall preside at all meetings of the Board, or, in his absence, the President, or one of the Vice Presidents (if a member of the Board) shall preside. If at any meeting none of the foregoing persons is present, the Directors present shall designate one of their number to preside at such meeting.

Section 5. - Quorum.

         A majority of the Directors in office, but in no event less than five, shall constitute a quorum of the Board for the transaction of business. If a quorum be not present at any meeting, a majority of the Directors present may adjourn to any time and place they may see fit.

Section 6. - Executive Committee.

         The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Executive Committee of five or more (but no more than nine), as the Board may determine. The Executive Committee may exercise, in the intervals between meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business and affairs of the Company, except the power to declare dividends, to issue stock other than as hereinafter stated, to recommend to stockholders any action requiring stockholder approval, amend the by-laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, the Executive Committee, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         The members of the Executive Committee shall hold their offices as such for one year or until their successors are elected and qualified; all vacancies in said Committee shall be filled by the Board of Directors, but in the absence of a member or members of the Executive

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Committee,  the  members  thereof  present at any  meeting  (whether or not they constitute a quorum) may appoint a member of the Board of Directors to act in the place of such absent member. They shall designate one of their number as Chairman of the Committee, and shall keep a separate book of minutes of their proceedings and actions. They shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, or telegraph to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless a majority of the members of the Executive Committee in office waive notice thereof in writing at or before the meeting in which case the meeting may be held without the aforesaid advance notice. Meetings may be called by the Chairman of the Committee or by the Chief Executive Officer, or, in the event of their death, absence, or disability, by one of the other officers among the Chairman of the Board, the President, or the Vice Presidents. A majority of the members of the Executive Committee in office, but in no event less than three, shall constitute a quorum for the transaction of business.

Section 7. - Audit Committee.

         The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Audit Committee which shall consist of at least three Directors who shall be independent of Management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member, and provided further that no Director who was formerly an Officer of the Company shall be a member of the said Audit Committee. One such member of the Committee shall be designated by the Board of Directors to be Chairman of the Audit Committee. The tenure of the office of the members of the Audit Committee shall; be one year or until their successors shall have been duly appointed or elected. Any vacancy shall be filled by the Board of Directors. Two members of the Audit Committee shall constitute a quorum.

         In order to provide for direct communication between representatives of the Board and the Independent Auditors for this corporation, the Audit
Committee, in furtherance of this charge, shall have the following duties and responsibilities:

     (1) To recommend to the Board of Directors the public accounting firm to be engaged to conduct the annual financial audit of the corporation.

     (2) To discuss with such Auditors the scope of their examination which shall be in accordance with generally accepted auditing standards with appropriate reports thereon to be submitted to the Board of Directors.

     (3) To review with the Auditors and appropriate financial Officers and Management of the corporation the annual financial statements and the Auditors' report thereon.

     (4) To invite comments and recommendations from the Auditors regarding the need for and/or results of the reviews of those financial statements and other documents and data reviewed or certified by the public accounting firm thus engaged.

     (5) To invite comments and recommendations from the Auditors regarding the system of internal controls, accounting policies and practices, and any other related matters employed by the corporation.

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     (6) To meet with the corporation's  Internal Auditor in order to ensure, as a part of the system of internal controls, that an adequate program of internal auditing is being continuously carried out, to determine that the corporation's Internal Audit Staff is adequate and to review the findings of such Staff's investigations.

     (7) To report periodically regarding its activities to the Board of Directors of the corporation and to make such recommendations and findings concerning any audit or audit-related matter as the Audit Committee deems appropriate.

Section 8. - Committee on Management.

         The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number a Committee on Management consisting of four members. One such member shall be designated by the Board of Directors to be the Chairman of the Committee on Management. The tenure of office of the members of the Committee on Management shall be one year or until their successors shall have been duly appointed or elected. Any vacancy shall be filled by the Board of Directors. Two members shall constitute a quorum.

         The Committee on Management shall recommend to the Board of Directors nominees for election as Directors and shall consider the performance of incumbent Directors in determining whether to nominate them to stand for reelection; the Committee shall, among other things, consider any major changes in the organization of the corporation; it shall recommend to the Board of Directors the remuneration arrangements for Officers and Directors of the corporation. The Committee shall recommend to the full Board of Directors nominees for Officers of the corporation. The Committee on Management shall have such additional powers to perform such duties as shall be prescribed by resolution of the Board of Directors.

Section 9. - Other Committees.

         The Board of Directors is authorized to appoint from among its members such other committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board of Directors which it may lawfully delegate. Each such committee shall consist of at least two Directors.

Section 10. - Fees and Expenses.

         Each member of the Board of Directors, other than salaried Officers and employees, shall be paid an annual retainer fee, payable in quarterly installments, in such amount as shall be specified from time to time by the Board.

         Each member of the Board of Directors, other than salaried Officers and employees, shall be paid such fee as shall be specified from time to time by the Board for attending each regular or special meeting of the Board and for attending, as a committee member, each meeting of the Executive Committee, Audit Committee, Committee on Management and any other committee appointed by the Board. Each member shall be paid reasonable traveling expenses incident to attendance at meetings.
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                                   ARTICLE III

                                    OFFICERS
Section 1. - Officers.

         The Company shall have a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary who shall be elected by, and hold office at the will of, the Board of Directors. The Chairman of the Board and the President shall be chosen from among the Directors, and the Board of Directors shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Company. The Board of Directors shall also elect such other officers as they may deem necessary for the conduct of the business and affairs of the Company. Any two offices, except those of President and Vice President, may be held by the same person, but no person shall sign checks, drafts and promissory notes, or execute, acknowledge or verify any other instrument in more than one capacity, if such instrument is required by law, the charter, these by-laws, a resolution of the Board of Directors or order of the Chief Executive Officer to be signed, executed, acknowledged or verified by two or more officers. The Chairman of the Board, President and Vice Presidents shall receive such compensation as shall be fixed by the Board of Directors. Compensation for officers other than the Chairman of the Board, President and Vice Presidents shall be fixed by the Chief Executive Officer. The Board of Directors shall require a fidelity bond to be given by each officer, or, in its discretion, the Board may substitute a general blanket fidelity bond or insurance contract to cover all officers and employees.

Section 2. - Duties of the Officers.

    (a)  Chairman of the Board

               The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders. He shall also have such other powers and duties as from time to time may be assigned to him by the Board of Directors.

    (b)  President

               The President shall have general executive powers, as well as specific powers conferred by these by-laws. He, any Vice President, or such other persons as may be designated by the Board of Directors, shall sign all special contracts of the Company, countersign checks, drafts and promissory notes, and such other papers as may be directed by the Board of Directors. He, or any Vice President, together with the Treasurer or an Assistant Treasurer, shall have authority to sell, assign or transfer and deliver any bonds, stocks or other securities owned by the Company. He shall also have such other powers and duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board.

    (c)  Vice Presidents

               Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, or the Chief Executive Officer, as well as the
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         specific  powers  assigned by these  by-laws.  A Vice  President may be designated by the Board of Directors or the Chief Executive Officer to perform, in the absence of the President, all the duties of the President.

    (d)  Treasurer

               The Treasurer shall have the care and the custody of the funds and valuable papers of the Company, and shall receive and disburse all moneys in such a manner as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have such other powers and duties as may be assigned to him by the Board of Directors, or the Chief Executive Officer, as well as specific powers assigned by these by-laws.

    (e)  Secretary

               The Secretary shall attend all meetings of the stockholders and Directors and shall notify the stockholders and Directors of such meetings in the manner provided in these by-laws. He shall record the proceedings of all such meetings in books kept for that purpose. He shall have such other powers and duties as may be assigned to him by the Board of Directors or the Chief Executive Officer, as well as the specific powers assigned by these by-laws.

Section 3. - Removals and Vacancies.

         Any officer may be removed by the Board of Directors whenever, in its judgment, the best interest of the Company will be served thereby. In case of removal, the salary of such officer shall cease. Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election of an officer shall not of itself create contractual rights.

         Any vacancy occurring in any office of the Company shall be filled by the Board of Directors and the officer so elected shall hold office for the unexpired term in respect of which the vacancy occurred or until its successor shall be duly elected and qualified.

         In any event of absence or temporary disability of any officer of the Company, the Board of Directors may authorize some other person to perform the duties of that office.


                                   ARTICLE IV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Each person made or threatened to be made party to an action, suit or proceeding, whether, civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonable incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled.
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                                    ARTICLE V

                                  CAPITAL STOCK

Section 1. - Evidence of Stock Ownership.

         Evidence of ownership of stock in the Company may be either pursuant to a certificate(s) or a statement in compliance with Maryland law, each of which shall represent the number of shares of stock owned by a stockholder in the Company. Stockholders may request that their stock ownership be represented by a certificate(s). Each certificate shall be signed on behalf of the Company by the President or a Vice President and countersigned by the Secretary, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile. In case any officer who signed any certificate, in facsimile or otherwise, ceases to be such officer of the Company before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         For stock ownership evidenced by a statement, such statement shall be in such form, and executed, as required from time to time by Maryland law.

Section 2. - Transfer of Shares.

         Stock shall be transferable only on the books of the Company by assignment in writing by the registered holder thereof, his legally constituted attorney, or his legal representative, either upon surrender and cancellation of the certificate(s) therefor, if such stock is represented by a certificate, or upon receipt of such other documentation for stock not represented by a certificate as the Board of Directors and Maryland law may, from time to time, require.

Section 3. - Lost, Stolen or Destroyed Certificates.

         No certificate for shares of stock of the Company shall be issued in place of any other certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Company to such extent and in such manner as the Board of Directors may prescribe.

Section 4. - Transfer Agents and Registrars.

         The Board of Directors shall appoint a person or persons, or any incorporated trust company or companies or both, as transfer agents and registrars and, if stock is represented by a certificate, may require that such certificate bear the signatures or the counter-signatures of such transfer agents and registrars, or either of them.

Section 5. - Stock Ledger.

         The Company shall maintain at its principal office in Baltimore, Maryland, a stock record containing the names and addresses of all stockholders and the numbers of shares of each class held by each stockholder.

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                                   ARTICLE VI

                                      SEAL

         The Board of Directors shall provide, subject to change, a suitable corporate seal which may be used by causing it, or facsimile thereof, to be impressed or affixed or reproduced one the Company's stock certificates, bonds, or any other documents on which the seal may be appropriate.


                                   ARTICLE VII

                                   AMENDMENTS


         These by-laws, or any of them, may be amended or repealed, and new by-laws may be made or adopted at any meeting of the Board of Directors, by vote of a majority of the Directors, or by the stockholders at any annual meeting, or at any special meeting called for that purpose.







                                    I HEREBY CERTIFY that the foregoing is a true copy of the by-laws of Baltimore Gas and Electric Company in effect at the date hereof.

                                    IN WITNESS  WHEREOF I have  hereunto  set my
                                    hand  as   Secretary  of  said  Company  and
                                    affixed its corporate seal this 23rd day of July, 1998.




                                                              /s/ D. A. Brune
                                                              Secretary
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